                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


Retirement Plan Committee of the Board of Directors
Western Digital Corporation
Retirement Savings and Profit Sharing Plan:

We consent to the incorporation by reference in the Registration Statement (No. 33-56128) on Form S-8 of Western Digital Corporation Retirement Savings and Profit Sharing Plan of our report dated December 7, 1999, relating to the statements of net assets available for plan benefits of Western Digital Corporation Retirement Savings and Profit Sharing Plan as of June 30, 1998 and 1999 and the related statements of changes in net assets available for plan benefits for the years then ended and supplemental schedules, which report appears in the June 30, 1999 annual report on Form 11-K of Western Digital Corporation Retirement Savings and Profit Sharing Plan.



                                       KPMG LLP
Orange County, California
December 22, 1999